UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2016

American CareSource Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33094	20-0428568
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ivan Allen Jr. Blvd, Suite 510
Atlanta, Georgia 30308

(Address of Principal Executive Offices)

(404) 465-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 26, 2016, the registrant, American CareSource Holdings, Inc. (the “Company”) entered into an amendment to its credit agreement with Wells Fargo Bank, National Association (“Wells Fargo”) providing for an increase in the working capital revolving line of credit from $7.0 million to $8.0 million. The credit agreement, as amended, was initially entered into on December 4, 2014. The obligation, which is evidenced by a committed revolving line of credit note, has a fluctuating interest rate per annum 1.75% above daily one month LIBOR, as in effect from time to time. The obligations under the credit agreement and the Note are secured by substantially all the assets of the Company and its subsidiaries. The credit agreement includes ordinary and customary covenants related to, among other things, additional debt, further encumbrances, sales of assets, and investments and lending. The funds will be due and payable on June 1, 2017, the date all indebtedness is due under our credit agreements. The amendment is governed by all terms and conditions set forth in the existing credit agreements. The description of the credit agreement amendment and the note related thereto in this Current Report on Form 8-K do not purport to be complete and are qualified by reference to the full text of the credit agreement amendment and the note related thereto, which are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

Borrowings under the credit agreement are also secured by guaranties provided by John Pappajohn (up to $4.0 million) and Mark Oman (up to approximately $2.7 million) who are directors of the Company, and Bruce Rastetter (up to approximately $1.3 million).

On October 6, 2016, the Company borrowed $0.2 million from John Pappajohn. The loan is evidenced by a promissory note, which bears interest at 6% per annum. Interest-only payments are due and payable under the promissory note on the first day of each calendar month after the date of issuance, and all principal and accrued but unpaid interest are due and payable 18 months after the date of issuance. The description of the promissory note in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the promissory note, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to the Credit Agreement, dated as of July 26, 2016, between American CareSource Holdings, Inc. and Wells Fargo Bank, National Association.

10.2	Revolving Line of Credit Note Modification of American CareSource Holdings, Inc., dated July 26, 2016.

10.3	Promissory Note issued to John Pappajohn, dated October 6, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2016

American CareSource Holdings, Inc.

	By:	/s/ Adam S. Winger
Adam S. Winger
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to the Credit Agreement, dated as of July 26, 2016, between American CareSource Holdings, Inc. and Wells Fargo Bank, National Association.

10.2	Revolving Line of Credit Note Modification of American CareSource Holdings, Inc., dated July 26, 2016.

10.3	Promissory Note issued to John Pappajohn, dated October 6, 2016.

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